EXHIBIT 3.3

                           CHARTER OF AUDIT COMMITTEE

                          OF THE BOARD OF DIRECTORS OF

                              URANIUM ENERGY CORP.

     Organization
     ------------

     This Charter governs the operations of the Audit Committee of Uranium Energy Corp., a Nevada corporation (the "Company"). The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and to perform such other duties as directed by the Board of Directors. The Audit Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors of the Company. The Audit Committee shall meet at least four times per year.

     The Audit Committee shall be appointed by the Board of Directors, and shall consist of at least three directors. The Board of Directors shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for presiding over the meetings and reporting to the Board of Directors. The chairperson shall also maintain regular liaison with the Chief Executive Officer and the Chief Financial Officer of the Company, and the lead independent audit partner.

     All Audit Committee members shall be financially literate and able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     Each member of the Audit Committee shall be independent of management and the Company and shall: (i) be free of any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director; (ii) meet the definition of "independent director" as set forth in the Marketplace Rules of The Nasdaq Stock Market; (iii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (subject to the exceptions provided in Rule 10A-3(c); and (iv) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past two years.

     Statement of Policy
     -------------------

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibilities to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs established by management and the Board of Directors.

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Statement of Policy - continued

     The Audit Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and the management of the Company. In discharging this oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose. Subject to the exemptions provided in Rule 10A-3(c), the Audit Committee has the authority to engage independent counsel and other advisers, as it deems necessary to carry out its duties. Subject to the exemptions provided in Rule 10A-3(c), the Company will provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisers employed by the Audit Committee under the previous sentence; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

     Responsibilities and Processes
     ------------------------------

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for reviewing and auditing those financial statements. The Audit Committee as carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Audit Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

     Independent Auditor Evaluation and Approval of Audit and Non-Audit Services
     ---------------------------------------------------------------------------

o The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The Audit Committee shall ensure that (pursuant to and subject to the exceptions contained in Section 10A(i) of the Exchange
     Act) before an independent auditor is engaged by the Company to render audit or non-audit services, the engagement is approved by the Audit Committee or the engagement to render the service is entered into pursuant to pre-approved policies and procedures established by the Audit Committee pursuant to Regulation S-X, Item 2-01(c)(7)(i). The Audit Committee may delegate to one or more designated members of the Audit Committee who are independent directors of the Board of Directors the authority to grant pre-approvals required by this paragraph. The decisions of any member to whom authority is delegated under this paragraph to pre-approve any activity under this paragraph shall be presented to the full Audit Committee at each of its scheduled meetings. Annually, the Audit Committee shall review and recommend to the Board of Directors the selection of the Company's independent auditors, subject to shareholder approval.

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Independent  Auditor  Evaluation and Approval of Audit and Non-Audit  Services
     - continued

o    The Audit  Committee is authorized to approve a director of internal  audit
     and  review  and  have  veto  power  over  the  appointment,   replacement,
     reassignment or dismissal of the director of internal audit.

     Planning and Reviewing Auditing Activities
     ------------------------------------------

o The Audit Committee shall maintain a clear understanding with management of the Company and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's shareholders. The Audit Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Audit Committee shall discuss with the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Audit Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Audit Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

o The Audit Committee shall receive from the independent auditors a formal written statement (including the written disclosures) delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, and actively engage in dialogue with the independent auditors with respect to the independent auditors' independence and any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking or recommending that the Board of Directors take appropriate action to oversee the independence of the independent auditors.

o    The Audit Committee shall oversee the independent auditors relationship by:
     (i) discussing with the independent auditors the nature, scope and rigor of the audit process; (ii) receiving and reviewing audit and other reports from the independent auditors; and (iii) providing the independent auditors full access to the Audit Committee and the Board of Directors to report on any and all appropriate matters. Such reports shall include any reports from the independent auditors concerning: (i) all critical accounting policies and practices to be used; (ii) all significant or material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management of the Company, such as any management letter of schedule of unadjusted differences.

     Review of Unaudited and Audited Financial Statements
     ----------------------------------------------------

o The Audit Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Reports on Form 10-QSB. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under


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Review of Unaudited and Audited Financial Statements - continued

     generally accepted auditing standards. The chairperson of the Audit Committee may represent the entire Audit Committee for the purposes of this review.

o The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-KSB, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

     These discussions should include the independent auditors' judgments about the quality of the Company's accounting principles, applications and practices as applied in its financial reporting, including such matters as the consistency of application of the Company's accounting policies, the clarity, consistency and completeness of the Company's accounting information contained in the financial statements and related disclosures, and items that have a significant impact on the representational faithfulness, verifiability, neutrality and consistency of the accounting information included in the financial statements. Examples of items that may have such an impact are: (i) selection of new, or changes to, accounting policies; (ii) estimates, judgments and uncertainties; (iii) unusual transactions; (iv) accounting policies relating to significant financial statement items, including the timing of transactions and the period in which they are recorded; (v) significant adjustments; and (vi) disagreements with management.

     Review of Conflicts of Interest/Litigation
     ------------------------------------------

o The Audit Committee shall review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the internal auditor or the independent auditors.

o The Audit Committee shall conduct an appropriate review of all related party transactions required to be disclosed pursuant to Regulation S-K,
     Item 404 of the Securities Act of 1933, as amended, for potential conflict of interest situations on an ongoing basis and approving all such transactions.

o The Audit Committee shall discuss with management the status of pending litigation as it pertains to the financial statements and disclosure, and other areas of oversight as the Audit Committee deems appropriate.

     Compliance with Law and Procedures for Handling Complaints about Accounting Matters
     ---------------------------------------------------------------------------

o The Audit Committee shall review legal and regulatory matters that may have a material effect on the Company's financial statements, compliance policies and programs and reports from regulators.

o The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the


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Compliance  with Law and Procedures  for Handling  Complaints  about  Accounting
     Matters - continued

     confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters (subject to the exemptions provided in Rule 10A-3(c)).

     Periodic Reports to the Board of Directors
     ------------------------------------------

o The Audit Committee shall review the annual budget prepared by management and make recommendations as indicated to management and the Board of Directors.

o The Audit Committee shall report its activities to the Board of Directors and issue annually a report.

o The Audit Committee shall review and update the Audit Committee's charter annually.

     Responsibilities of Others
     --------------------------

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rule and regulations. These are the responsibilities of management and the independent auditors.

      Dated: September 27, 2004


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